EXHIBIT 99.1

Quanex Building Products Announces Second Quarter 2026 Results

Net Sales Growth of ~2% Year-Over-Year
Volumes Tracking Normal Seasonality Patterns
Price vs Cost Imbalance Being Addressed
Executing on Working Capital Management

HOUSTON, June 04, 2026 (GLOBE NEWSWIRE) -- Quanex Building Products Corporation (NYSE:NX) (“Quanex” or the “Company”) today announced its results for the three months ended April 30, 2026.

The Company reported the following selected financial results:

	Three Months Ended April 30,		Six Months Ended April 30,
($ in millions, except per share data)	2026	2025	2026	2025
Net Sales	$462.4	$452.5	$871.5	$852.5
Gross Margin	$117.8	$131.4	$216.3	$223.7
Gross Margin %	25.5%	29.0%	24.8%	26.2%
Net Income (Loss)	$3.4	$20.5	$(0.7)	$5.6
Diluted EPS	$0.07	$0.44	$(0.02)	$0.12

Adjusted Net Income	$11.3	$29.1	$11.0	$38.1
Adjusted Diluted EPS	$0.25	$0.63	$0.24	$0.81
Adjusted EBITDA	$44.2	$63.1	$71.6	$101.7
Adjusted EBITDA Margin %	9.6%	14.0%	8.2%	11.9%

Cash Provided By (Used For) Operating Activities	$18.9	$28.5	$(1.3)	$16.0
Free Cash Flow	$7.9	$13.6	$(23.6)	$(10.6)

(See Non-GAAP Terminology Definitions and Disclaimers section, Non-GAAP Financial Measure Disclosure table, Selected Segment Data table and reconciliation tables for additional information)

George Wilson, Chairman, President and Chief Executive Officer, commented, “Despite the headwinds our industry is facing, demand for the products we manufacture was as expected during the second quarter of 2026. Rapid inflationary pressures related to macroeconomic concerns and the ongoing conflict in the Middle East led to an unfavorable price versus cost dynamic, which pressured our margins. As previously disclosed, we utilize surcharges to respond to rapid increases in costs and we have index pricing mechanisms in place in North America to handle fluctuations in major raw material costs, but when costs increase quickly there is a timing lag and margins are negatively impacted. We are addressing the current price versus cost imbalance to minimize further negative impact and expect to recover some of the shortfall to date during the second half of this year, assuming volumes continue to track the normal seasonality of our business, and the rate of inflationary pressure subsides.

“We expected to be a net borrower during the second quarter due to the seasonality of our business, coupled with the longer cash conversion cycle of the legacy Tyman business, but continued execution on managing working capital, coupled with the seasonal uptick in volumes, enabled us to avoid being a net borrower for the quarter. We intend to prioritize debt repayment and opportunistic share repurchases as we generate cash in the second half. In addition, we will continue to focus on the things we can control, which includes identifying operational efficiencies and commercial synergies that we believe will benefit us when consumer confidence improves and demand rebounds.”

Second Quarter 2026 Results Summary

Quanex reported net sales of $462.4 million during the three months ended April 30, 2026, which represents an increase of 2.2% compared to $452.5 million for the same period in 2025, mainly due to favorable impacts from pricing, including tariff-related price recoveries, and foreign exchange translation. The Hardware Solutions and Extruded Solutions segments each reported modest increases in net sales for the second quarter of 2026, as lower volumes were offset by favorable impacts from pricing, including tariff-related recoveries and foreign exchange translation. Quanex reported an increase of 6.6% in net sales for the second quarter of 2026 in its Custom Solutions segment, largely due to increased volume and improved pricing. (See Sales Analysis table for additional information)

On a consolidated basis, the decrease in adjusted earnings for the second quarter of 2026 compared to the second quarter of 2025 was mainly due to reduced operating leverage from lower volumes related to ongoing macroeconomic uncertainty combined with weak consumer confidence, tariff-related costs and inflationary pressures. More specifically, due to the ongoing war in the Middle East, the Company realized a significant increase in transportation and raw material costs during the quarter.

Balance Sheet & Liquidity Update

As of April 30, 2026, the Company had total debt of $715.0 million and Quanex’s leverage ratio of Net Debt to LTM Adjusted EBITDA was 3.1x. As of April 30, 2026, Quanex reported a LTM Net Loss of $257.2 million, mainly due to the non-cash goodwill impairment charge recorded in the third quarter of 2025, and LTM Adjusted EBITDA of $212.8 million (See Non-GAAP Terminology Definitions and Disclaimers section, Net Debt Reconciliation table and Last Twelve Months Adjusted EBITDA Reconciliation table for additional information)

The Company’s liquidity was $328.6 million as of April 30, 2026, consisting of $63.7 million in cash on hand plus availability under its Senior Secured Revolving Credit Facility due 2029, less letters of credit outstanding.

Conference Call and Webcast Information

The Company has scheduled a conference call for Friday, June 5, 2026, at 11:00 a.m. ET (10:00 a.m. CT) to discuss the release. A link to the live audio webcast will be available on Quanex’s website at http://www.quanex.com in the Investors section under Presentations & Events.

Participants can pre-register for the conference call using the following link: https://register-conf.media-server.com/register/BIcb9c8924a43d483f9a1238134ae8964f

Registered participants will receive an email containing conference call details for dial-in options. To avoid delays, it is recommended that participants dial into the conference call ten minutes ahead of the scheduled start time. A replay will be available for a limited time on the Company’s website at http://www.quanex.com in the Investors section under Presentations & Events.

About Quanex

Quanex is a global manufacturer with core capabilities and broad applications across various end markets. The Company currently collaborates and partners with leading OEMs to provide innovative solutions in the window, door, solar, refrigeration, custom mixing, building access and cabinetry markets.  Looking ahead, Quanex plans to leverage its material science expertise and process engineering to expand into adjacent markets.

Contact:

Scott Zuehlke
SVP, Chief Financial Officer & Treasurer
713-877-5327
scott.zuehlke@quanex.com

Non-GAAP Terminology Definitions and Disclaimers

Adjusted Net Income (defined as net income further adjusted to exclude amortization of step-up for purchase price adjustments on inventory, asset impairment charges, transaction, advisory fees and reorganization costs, restructuring charges related to severance and disposal of software, amortization expense related to intangible assets, pension settlement refund and other net adjustments related to foreign currency transaction gain/loss and effective tax rates reflecting impacts of adjustments on a with and without basis) and Adjusted EPS are non-GAAP financial measures that Quanex believes provide a consistent basis for comparison between periods and more accurately reflect operational performance, as they are not influenced by certain income or expense items not affecting ongoing operations. EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net), Adjusted EBITDA and LTM Adjusted EBITDA (defined as EBITDA further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, certain severance charges, gain/loss on the sale of certain fixed assets, restructuring charges and asset impairment charges) are non-GAAP financial measures that the Company uses to measure operational performance and assist with financial decision-making.  Net Debt is defined as total debt (outstanding balance on the revolving credit facility plus financial lease obligations) less cash and cash equivalents. The leverage ratio of Net Debt to LTM Adjusted EBITDA is a financial measure that the Company believes is useful to investors and financial analysts in evaluating Quanex’s leverage. In addition, with certain limited adjustments, this leverage ratio is the basis for a key covenant in the Company’s credit agreement.

Free Cash Flow is a non-GAAP measure calculated using cash provided by operating activities less capital expenditures. Quanex uses the Free Cash Flow metric to measure operational and cash management performance and assist with financial decision-making.   Free Cash Flow is measured before application of certain contractual commitments (including capital lease obligations), and accordingly is not a true measure of the Company’s residual cash flow available for discretionary expenditures. Quanex believes Free Cash Flow is useful to investors in understanding and evaluating the Company’s financial and cash management performance.

Quanex believes that the presented non-GAAP measures provide a consistent basis for comparison between periods and will assist investors in understanding the Company’s financial performance when comparing results to other investment opportunities.  These measures allow management and investors to evaluate operational performance and trends without the impact of certain non-cash charges, acquisition-related costs, and other items that may vary significantly from period to period and may not be reflective of Quanex’s core operating results. The presented non-GAAP measures may not be the same as those used by other companies. The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with U.S. GAAP.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.   Statements that use the words “estimated,” “expect,” “could,” “should,” “believe,” “will,” “might,” “anticipate,” “intend,” “plan,” “project,” “seek,” “would,” “may,” or similar words reflecting future expectations or beliefs are forward-looking statements. The forward-looking statements include, but are not limited to, the following: Quanex’s future operating results, future financial condition, future uses of cash and other expenditures, expenses and tax rates, expectations relating to the Company’s industry, expectations regarding the recovery of price versus cost imbalances, anticipated debt repayment and share repurchase activity, expected operational efficiencies and synergies and the Company’s future growth, including any guidance discussed in this press release. The statements and guidance set forth in this release are based on current expectations. Actual results or events may differ materially from those expressed or implied in these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. For a complete discussion of factors that may affect the Company’s future performance, please refer to Quanex’s Annual Report on Form 10-K for the fiscal year ended October 31, 2025, and the Company’s Quarterly Reports on Form 10-Q under the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”. Any forward-looking statements in this press release are made as of the date hereof, and the Company undertakes no obligation to update or revise any forward-looking statements, whether written or oral, to reflect new information, developments or events.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (In thousands, except per share data) (Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2026	2025	2026	2025

Net sales	$462,367	$452,478	$871,456	$852,522
Cost of sales	344,575	321,096	655,137	628,824
Selling, general and administrative	74,432	70,333	145,858	136,983
Restructuring charges	-	936	-	8,840
Depreciation and amortization	24,650	19,192	48,899	43,932
Operating income	18,710	40,921	21,562	33,943
Interest expense	(12,042)	(13,940)	(24,409)	(28,126)
Other, net	448	(159)	6,065	1,070
Income before income taxes	7,116	26,822	3,218	6,887
Income tax expense	(3,766)	(6,307)	(3,939)	(1,257)
Net income (loss)	$3,350	$20,515	$(721)	$5,630

Earnings (loss) per common share, basic	$0.07	$0.44	$(0.02)	$0.12
Earnings (loss) per common share, diluted	$0.07	$0.44	$(0.02)	$0.12

Weighted average common shares outstanding:
Basic	45,483	46,483	45,469	46,753
Diluted	45,658	46,563	45,469	46,868

Cash dividends per share	$0.08	$0.08	$0.16	$0.16

QUANEX BUILDING PRODUCTS CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	April 30, 2026	October 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$63,671	$76,018
Restricted Cash	2,313	2,100
Accounts receivable, net	211,088	205,384
Inventories	278,047	254,122
Income taxes receivable	6,121	-
Prepaid assets	39,542	32,387
Other current assets	3,651	3,764
Total current assets	604,433	573,775
Property, plant and equipment, net	399,190	411,591
Operating lease right-of-use assets	176,809	154,866
Deferred tax assets	250	2,706
Goodwill	274,750	271,346
Intangible assets, net	533,395	549,137
Other assets	4,348	4,812
Total assets	$1,993,175	$1,968,233

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$127,709	$131,307
Accrued liabilities	85,666	95,155
Income taxes payable	6,289	12,076
Current maturities of long-term debt	26,545	27,561
Current operating lease liabilities	18,911	15,446
Total current liabilities	265,120	281,545
Long-term debt	678,932	665,268
Noncurrent operating lease liabilities	164,958	145,459
Deferred income taxes	141,104	135,993
Other liabilities	15,703	13,789
Total liabilities	1,265,817	1,242,054
Stockholders’ equity:
Common stock	512	512
Additional paid-in-capital	696,391	700,029
Retained earnings	156,641	164,710
Accumulated other comprehensive loss	(27,897)	(35,439)
Treasury stock at cost	(98,289)	(103,633)
Total stockholders’ equity	727,358	726,179
Total liabilities and stockholders' equity	$1,993,175	$1,968,233

QUANEX BUILDING PRODUCTS CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (In thousands) (Unaudited)

	Six Months Ended April 30,
	2026	2025
Operating activities:
Net (loss) income	$(721)	$5,630
Adjustments to reconcile net loss to cash used for operating activities:
Depreciation and amortization	48,899	43,932
Stock-based compensation	2,402	1,825
Deferred income tax	918	1,250
Other, net	3,800	7,243
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(4,479)	5,322
Increase in inventory	(21,719)	(1,333)
Increase in other current assets	(6,200)	(7,828)
Decrease in accounts payable	(2,459)	(14,771)
Decrease in accrued liabilities	(10,411)	(14,048)
Change in income taxes	(12,005)	(5,471)
Other, net	689	(5,764)
Cash (used for) provided by operating activities	(1,286)	15,987
Investing activities:
Capital expenditures	(22,322)	(26,544)
Proceeds from disposition of capital assets	29	376
Cash used for investing activities	(22,293)	(26,168)
Financing activities:
Borrowings under credit facilities	119,000	125,000
Repayments of credit facility borrowings	(99,500)	(117,500)
Repayments of other long-term debt	(1,762)	(1,888)
Common stock dividends paid	(7,277)	(7,552)
Purchase of treasury stock	-	(27,194)
Other, net	(696)	(1,186)
Cash provided by (used for) financing activities	9,765	(30,320)
Effect of exchange rate changes on cash and cash equivalents	1,680	2,303
Decrease in cash, cash equivalents and restricted cash	(12,134)	(38,198)
Cash, cash equivalents and restricted cash at beginning of period	78,118	102,995
Cash, cash equivalents and restricted cash at end of period	$65,984	$64,797

QUANEX BUILDING PRODUCTS CORPORATION FREE CASH FLOW AND NET DEBT RECONCILIATION (In thousands) (Unaudited)

The following table reconciles the Company's calculation of Free Cash Flow, a non-GAAP measure, to its most directly comparable GAAP measure. The Company defines Free Cash Flow as cash provided by operating activities less capital expenditures.

	Three Months Ended April 30,		Six Months Ended April 30,
	2026	2025	2026	2025
Cash (used for) provided by operating activities	18,922	$28,497	(1,286)	15,987
Capital expenditures	(11,028)	(14,920)	(22,322)	(26,544)
Free Cash Flow	7,894	$13,577	(23,608)	(10,557)

The following table reconciles the Company's Net Debt which is defined as total debt principal of the Company plus finance lease obligations minus cash.

	As of April 30,
	2026	2025
Term loan facility	$456,250	$481,205
Revolving credit facility	204,500	242,500
Finance lease obligations (1)	54,294	61,272
Total debt (2)	715,044	784,977
Less: Cash and cash equivalents	63,671	62,626
Net Debt	651,373	722,351

(1) Includes $48.6 million and $57.4 million in real estate lease liabilities considered finance leases under U.S. GAAP as of April 30, 2026 and 2025, respectively.
(2) Excludes outstanding letters of credit.

QUANEX BUILDING PRODUCTS CORPORATION NON-GAAP FINANCIAL MEASURE DISCLOSURE LAST TWELVE MONTHS ADJUSTED EBITDA RECONCILIATION (In thousands, except per share data) (Unaudited)

Reconciliation of Last Twelve Months Adjusted EBITDA	Three Months Ended April 30, 2026	Three Months Ended January 31, 2026	Three Months Ended October 31, 2025	Three Months Ended July 31, 2025	Total
	Reconciliation	Reconciliation	Reconciliation	Reconciliation	Reconciliation
Net income (loss) as reported	$3,350	$(4,071)	$19,571	$(276,007)	$(257,157)
Income tax expense (benefit)	3,766	173	15,147	(8,191)	10,895
Other, net	(448)	(5,617)	(5,246)	(855)	(12,166)
Interest expense	12,042	12,367	13,468	14,218	52,095
Depreciation and amortization	24,650	24,249	25,630	33,882	108,411
Asset impairment charges	-	-	-	302,284	302,284
EBITDA	43,360	27,101	68,570	65,331	204,362
Cost of sales (1)	121	407	308	148	984
Selling, general and administrative (1),(2)	688	(126)	2,056	3,449	6,067
Restructuring (credit) charges (3)	-	-	(16)	1,367	1,351
Adjusted EBITDA	$44,169	$27,382	$70,918	$70,295	$212,764

(1) Expense related to plant closure/relocation.
(2) Transaction, advisory fees, reorganization costs and product recall expenses.
(3) Restructuring (credit) charges related to severance.

QUANEX BUILDING PRODUCTS CORPORATION NON-GAAP FINANCIAL MEASURE DISCLOSURE (In thousands, except per share data) (Unaudited)

Reconciliation of Adjusted Net Income and Adjusted EPS	Three Months Ended April 30, 2026			Three Months Ended April 30, 2025			Six Months Ended April 30, 2026			Six Months Ended April 30, 2025
	Net Income	Diluted EPS		Net Income	Diluted EPS		Net Income	Diluted EPS		Net Income	Diluted EPS
Net income (loss) as reported	$3,350	$0.07		$20,515	$0.44		$(721)	$(0.02)		$5,630	$0.12
Net income reconciling items from below	7,913	$0.18		8,597	$0.19		11,714	$0.26		32,444	$0.69
Adjusted net income and adjusted EPS	$11,263	$0.25		$29,112	$0.63		$10,993	$0.24		$38,074	$0.81

Reconciliation of Adjusted EBITDA	Three Months Ended April 30, 2026			Three Months Ended April 30, 2025			Six Months Ended April 30, 2026			Six Months Ended April 30, 2025
	Reconciliation			Reconciliation			Reconciliation			Reconciliation
Net income (loss) as reported	$3,350			$20,515			$(721)			$5,630
Income tax expense	3,766			6,307			3,939			1,257
Other, net	(448)			159			(6,065)			(1,070)
Interest expense	12,042			13,940			24,409			28,126
Depreciation and amortization	24,650			19,192			48,899			43,932
EBITDA	43,360			60,113			70,461			77,875
EBITDA reconciling items from below	809			3,022			1,090			23,802
Adjusted EBITDA	$44,169			$63,135			$71,551			$101,677

Reconciling Items	Three Months Ended April 30, 2026			Three Months Ended April 30, 2025			Six Months Ended April 30, 2026			Six Months Ended April 30, 2025
	Income Statement	Reconciling Items		Income Statement	Reconciling Items		Income Statement	Reconciling Items		Income Statement	Reconciling Items
Net sales	$462,367	$-		$452,478	$-		$871,456	$-		$852,522	$-
Cost of sales	344,575	(121)	(1)	321,096	(976)	(1)	655,137	(528)	(1)	628,824	(9,983)
Selling, general and administrative	74,432	(688)	(1),(3)	70,333	(1,110)	(1),(3)	145,858	(562)	(1),(3)	136,983	(4,979)
Restructuring charges	-	-		936	(936)	(4)	-	-	(5)	8,840	(8,840)
EBITDA	43,360	809		60,113	3,022		70,461	1,090		77,875	23,802
Depreciation and amortization	24,650	(9,776)	(5)	19,192	(6,454)	(5)	48,899	(19,533)	(7)	43,932	(17,104)
Operating income	18,710	10,585		40,921	9,476		21,562	20,623		33,943	40,906
Interest expense	(12,042)	-		(13,940)	-		(24,409)	-		(28,126)	-
Other, net	448	(158)	(6)	(159)	1,003	(6)	6,065	(5,230)	(6)	1,070	831
Income before income taxes	7,116	10,427		26,822	10,479		3,218	15,393		6,887	41,737
Income tax expense	(3,766)	(2,514)	(7)	(6,307)	(1,882)	(7)	(3,939)	(3,679)	(7)	(1,257)	(9,293)
Net income (loss)	$3,350	$7,913		$20,515	$8,597		$(721)	$11,714		$5,630	$32,444

Diluted earnings per share	$0.07			$0.44			$(0.02)			$0.12

(1) Expense related to plant closure/relocation.
(2) Amortization of step-up for purchase price adjustments on inventory.
(3) Transaction, advisory fees, reorganization costs and product recall expenses.
(4) Restructuring charges related to severance and disposal of software.
(5) Amortization expense related to intangible assets.
(6) Foreign currency transaction (gains) losses.
(7) Tax impact of net income reconciling items.

QUANEX BUILDING PRODUCTS CORPORATION SELECTED SEGMENT DATA (In thousands) (Unaudited)

This table provides gross margin, operating income (loss), EBITDA, and Adjusted EBITDA by reportable segment. Non-operating expense and income tax expense are not allocated to the reportable segments.

	Hardware Solutions	Extruded Solutions	Custom Solutions	Unallocated Corp & Other	Total
Three months ended April 30, 2026
Net sales	$203,019	$164,949	$103,913	$(9,514)	$462,367
Cost of sales	162,392	112,881	79,017	(9,715)	344,575
Gross Margin	40,627	52,068	24,896	201	117,792
Gross Margin %	20.0%	31.6%	24.0%		25.5%
Selling, general and administrative (1)	35,763	21,664	13,889	3,116	74,432
Depreciation and amortization	11,693	7,341	5,404	212	24,650
Operating (loss) income	(6,829)	23,063	5,603	(3,127)	18,710
Depreciation and amortization	11,693	7,341	5,404	212	24,650
EBITDA	4,864	30,404	11,007	(2,915)	43,360
Expense related to plant relocation (Cost of sales)	121	-	-	-	121
Expense related to plant relocation (SG&A)	134	-	-	-	134
Reorganization costs	75	-	1	478	554
Adjusted EBITDA	$5,194	$30,404	$11,008	$(2,437)	$44,169
Adjusted EBITDA Margin %	2.6%	18.4%	10.6%		9.6%

Three months ended April 30, 2025
Net sales	$202,935	$163,967	$97,507	$(11,931)	$452,478
Cost of sales	145,533	111,637	73,702	(9,776)	321,096
Gross Margin	57,402	52,330	23,805	(2,155)	131,382
Gross Margin %	28.3%	31.9%	24.4%		29.0%
Selling, general and administrative (1)	32,259	21,673	10,850	5,551	70,333
Restructuring charges	896	-	-	40	936
Depreciation and amortization	10,361	7,437	5,437	(4,043)	19,192
Operating income (loss)	13,886	23,220	7,518	(3,703)	40,921
Depreciation and amortization	10,361	7,437	5,437	(4,043)	19,192
EBITDA	24,247	30,657	12,955	(7,746)	60,113
Expense related to plant relocation (Cost of sales)	976	-	-	-	976
Expense related to plant relocation (SG&A)	246	-	-	-	246
Transaction, advisory fees, reorganization costs, and product recall expenses	593	19	-	252	864
Restructuring charges	896	-	-	40	936
Adjusted EBITDA	$26,958	$30,676	$12,955	$(7,454)	$63,135
Adjusted EBITDA Margin %	13.3%	18.7%	13.3%		14.0%

Six months ended April 30, 2026
Net sales	$392,131	$304,749	$193,055	$(18,479)	$871,456
Cost of sales	313,116	210,590	150,441	(19,010)	655,137
Gross Margin	79,015	94,159	42,614	531	216,319
Gross Margin %	20.2%	30.9%	22.1%		24.8%
Selling, general and administrative (1)	69,943	42,805	27,039	6,071	145,858
Depreciation and amortization	23,240	14,680	10,626	353	48,899
Operating (loss) income	(14,168)	36,674	4,949	(5,893)	21,562
Depreciation and amortization	23,240	14,680	10,626	353	48,899
EBITDA	9,072	51,354	15,575	(5,540)	70,461
Expense related to plant relocation (Cost of sales)	528	-	-	-	528
Credit related to plant relocation (SG&A)	(8)	-	-	-	(8)
Reorganization costs	146	-	1	423	570
Adjusted EBITDA	$9,738	$51,354	$15,576	$(5,117)	$71,551
Adjusted EBITDA Margin %	2.5%	16.9%	8.1%		8.2%

Six months ended April 30, 2025
Net sales	$387,675	$303,597	$182,545	$(21,295)	$852,522
Cost of sales	296,318	209,317	142,000	(18,811)	628,824
Gross Margin	91,357	94,280	40,545	(2,484)	223,698
Gross Margin %	23.6%	31.1%	22.2%		26.2%
Selling, general and administrative (1)	65,616	40,181	22,448	8,738	136,983
Restructuring charges	7,015	-	-	1,825	8,840
Depreciation and amortization	21,831	15,077	10,977	(3,953)	43,932
Operating (loss) income	(3,105)	39,022	7,120	(9,094)	33,943
Depreciation and amortization	21,831	15,077	10,977	(3,953)	43,932
EBITDA	18,726	54,099	18,097	(13,047)	77,875
Expense related to plant closure (Cost of sales)	976	-	-	-	976
Gain related to plant closure (SG&A)	247	-	-	-	247
Amortization of step-up for purchase price adjustments on inventory and accounts receivable	7,509	352	1,146	-	9,007
Transaction and advisory fees	683	176	-	3,873	4,732
Restructuring charges	7,015	-	-	1,825	8,840
Adjusted EBITDA	$35,156	$54,627	$19,243	$(7,349)	$101,677
Adjusted EBITDA Margin %	9.1%	18.0%	10.5%		11.9%

(1) Includes stock-based compensation expense for the three and six months ended April 30, 2026, respectively of $1.5 million and $4.6 million and $0.6 million and $1.8 million for the comparable prior year periods.

QUANEX BUILDING PRODUCTS CORPORATION SELECTED SEGMENT DATA RECONCILIATION (In thousands) (Unaudited)

This table reconciles our segment presentation, as previously reported in Exhibit 99.1 to our Current Report Form 8-K dated June 5, 2025 for the three and six months ended April 30, 2025, to the current presentation.

	NA Fenestration	EU Fenestration	NA Cabinet Components	Tyman	Unallocated Corp & Other	Total
Three months ended April 30, 2025
Net sales	$151,026	$61,257	$51,237	$190,107	$(1,149)	$452,478
Cost of sales	113,760	39,001	42,405	126,743	(813)	321,096
Gross Margin	37,266	22,256	8,832	63,364	(336)	131,382
Gross Margin %	24.7%	36.3%	17.2%	33.3%		29.0%
Selling, general and administrative	15,938	9,038	5,725	37,271	2,361	70,333
Restructuring charges	-	-	-	936	-	936
Depreciation and amortization	4,667	2,659	3,015	8,775	76	19,192
Operating income (loss)	16,661	10,559	92	16,382	(2,773)	40,921
Depreciation and amortization	4,667	2,659	3,015	8,775	76	19,192
EBITDA	21,328	13,218	3,107	25,157	(2,697)	60,113
Expense related to plant relocation (Cost of sales)	976	-	-	-	-	976
Expense related to plant relocation (SG&A)	246	-	-	-	-	246
Transaction, advisory fees, and reorganization costs	-	-	-	675	189	864
Restructuring charges related to severance and disposal of software	-	-	-	936	-	936
Adjusted EBITDA	$22,550	$13,218	$3,107	$26,768	$(2,508)	$63,135
Adjusted EBITDA Margin %	14.9%	21.6%	6.1%	14.1%		14.0%

	Hardware Solutions(1)	Extruded Solutions(2)	Custom Solutions(3)	Tyman	Unallocated Corp & Other	Total
Three months ended April 30, 2025
Net sales	$202,935	$163,967	$97,507	$-	$(11,931)	$452,478
Cost of sales	145,533	111,637	73,702	-	(9,776)	321,096
Gross Margin	57,402	52,330	23,805	-	(2,155)	131,382
Gross Margin %	28.3%	31.9%	24.4%			29.0%
Selling, general and administrative	32,259	21,673	10,850		5,551	70,333
Restructuring charges	896	-	-	-	40	936
Depreciation and amortization	10,361	7,437	5,437	-	(4,043)	19,192
Operating (loss) income	13,886	23,220	7,518	-	(3,703)	40,921
Depreciation and amortization	10,361	7,437	5,437	-	(4,043)	19,192
EBITDA	24,247	30,657	12,955	-	(7,746)	60,113
Expense related to plant relocation (Cost of sales)	976	-	-	-	-	976
Expense related to plant relocation (SG&A)	246	-	-	-	-	246
Transaction, advisory fees, and reorganization costs	593	19	-	-	252	864
Restructuring charges related to severance and disposal of software	896	-	-	-	40	936
Adjusted EBITDA	$26,958	$30,676	$12,955	$-	$(7,454)	$63,135
Adjusted EBITDA Margin %	13.3%	18.7%	13.3%			14.0%

	NA Fenestration	EU Fenestration	NA Cabinet Components	Tyman	Unallocated Corp & Other	Total
Six months ended April 30, 2025
Net sales	$285,359	$109,728	$95,047	$365,783	$(3,395)	$852,522
Cost of sales	220,327	69,638	81,821	259,539	(2,501)	628,824
Gross Margin	65,032	40,090	13,226	106,244	(894)	223,698
Gross Margin %	22.8%	36.5%	13.9%	29.0%		26.2%
Selling, general and administrative	32,071	16,959	10,992	71,649	5,312	136,983
Restructuring charges	-	-	-	8,840	-	8,840
Depreciation and amortization	9,446	5,269	6,024	23,038	155	43,932
Asset impairment charges	-	-	-	-	-	-
Operating income (loss)	23,515	17,862	(3,790)	2,717	(6,361)	33,943
Depreciation and amortization	9,446	5,269	6,024	23,038	155	43,932
EBITDA	32,961	23,131	2,234	25,755	(6,206)	77,875
Expense related to plant relocation (Cost of sales)	976	-	-	-	-	976
Expense related to plant relocation (SG&A)	247	-	-	-	-	247
Amortization of step-up for purchase price adjustments on inventory and accounts receivable	-	-	-	9,007	-	9,007
Transaction, advisory fees, and reorganization costs	-	-	-	2,142	2,590	4,732
Restructuring charges related to severance and disposal of software	-	-	-	8,840	-	8,840
Adjusted EBITDA	$34,184	$23,131	$2,234	$45,744	$(3,616)	$101,677
Adjusted EBITDA Margin %	12.0%	21.1%	2.4%	12.5%		11.9%

	Hardware Solutions(1)	Extruded Solutions(2)	Custom Solutions(3)	Tyman	Unallocated Corp & Other	Total
Six months ended April 30, 2025
Net sales	$387,675	$303,597	$182,545	$-	$(21,295)	$852,522
Cost of sales	296,318	209,317	142,000	-	(18,811)	628,824
Gross Margin	91,357	94,280	40,545	-	(2,484)	223,698
Gross Margin %	23.6%	31.1%	22.2%			26.2%
Selling, general and administrative	65,616	40,181	22,448	-	8,738	136,983
Restructuring charges	7,015	-	-		1,825	8,840
Depreciation and amortization	21,831	15,077	10,977	-	(3,953)	43,932
Operating income (loss)	(3,105)	39,022	7,120	-	(9,094)	33,943
Depreciation and amortization	21,831	15,077	10,977	-	(3,953)	43,932
EBITDA	18,726	54,099	18,097	-	(13,047)	77,875
Expense related to plant relocation (Cost of sales)	976	-	-	-	-	976
Expense related to plant relocation (SG&A)	247	-	-	-	-	247
Amortization of step-up for purchase price adjustments on inventory and accounts receivable	7,509	352	1,146	-	-	9,007
Transaction and advisory fees	683	176	-	-	3,873	4,732
Restructuring charges	7,015	-	-		1,825	8,840
Adjusted EBITDA	$35,156	$54,627	$19,243	$-	$(7,349)	$101,677
Adjusted EBITDA Margin %	9.1%	18.0%	10.5%			11.9%

(1) The Hardware Solutions segment contains a portion of the previously reported NA Fenestration segment.
(2) The Extruded Solutions segment contains a portion of the previously reported NA Fenestration and the EU Fenestration segments.
(3) The Custom Solutions segment contains a portion of the previously reported NA Fenestration and the NA Cabinet Components segments.

QUANEX BUILDING PRODUCTS CORPORATION SALES ANALYSIS (In thousands) (Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2026	2025	2026	2025

Hardware Solutions:(1)
Window and door hardware	$109,377	$104,887	$234,078	$227,240
Screens	91,482	95,860	154,081	156,414
Other	2,160	2,188	3,972	4,021
	$203,019	$202,935	$392,131	$387,675
Extruded Solutions:(2)
Window profiles	$72,542	$70,009	$130,897	$129,854
Seals and gaskets	19,530	19,401	37,164	37,442
Spacers	52,526	50,671	100,128	93,532
Solar	5,312	7,062	9,917	12,585
Flashing Tape	3,228	1,599	4,746	3,713
Window and door hardware	8,470	11,177	15,982	20,635
Other	3,341	4,048	5,915	5,836
	$164,949	$163,967	$304,749	$303,597
Custom Solutions:(3)
Wood solutions	$56,906	$51,237	$103,560	$95,047
Access solutions	26,455	23,880	49,501	46,788
Mixing solutions	20,552	22,390	39,994	40,710
	$103,913	$97,507	$193,055	$182,545

Unallocated Corporate & Other:
Eliminations	$(9,514)	$(11,931)	$(18,479)	$(21,295)
	$(9,514)	$(11,931)	$(18,479)	$(21,295)

Net Sales	$462,367	$452,478	$871,456	$852,522

(1) Reflects an increase of $4.4 million and $6.7 million in revenue associated with foreign currency exchange rate impacts for the three and six months ended April 30, 2026, respectively.
(2) Reflects an increase of $5.9 million and $8.6 million in revenue associated with foreign currency exchange rate impacts for the three and six months ended April 30, 2026, respectively.
(3) Reflects an increase of $0.5 million and $0.3 million in revenue associated with foreign currency exchange rate impacts for the three and six months ended April 30, 2026, respectively.